UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2024

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road, Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203)825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.Results of Operations and Financial Condition.

On November 15, 2024, FuelCell Energy, Inc. (the “Company”) issued a press release announcing a restructuring plan and workforce reduction. The press release contains preliminary unaudited information about the Company’s estimated cash and cash equivalents, restricted cash and cash equivalents, and short-term investments as of its fiscal year end, October 31, 2024. A copy of this press release is furnished with this report as Exhibit 99.1 and is incorporated herein by reference.

The information furnished in this Item 2.02, including Exhibit 99.1, is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

Item 2.05.Costs Associated with Exit or Disposal Activities.

On November 13, 2024, the Company’s Board of Directors approved a global restructuring of its operations in the U.S., Canada and Germany. The restructuring plan is aimed at reducing operating costs and better aligning its workforce with the needs of the Company’s business and its customers. Pursuant to the restructuring plan, the Company reduced its workforce by approximately 13% or 75 employees. The actions under the restructuring plan are expected to be substantially completed by the end of the first quarter of fiscal year 2025.

In connection with the restructuring plan and workforce reduction, the Company estimates it will incur aggregate restructuring-related costs and charges of approximately $1.7 million to $2.0 million in cash costs related to severance payments and other employee termination benefits. These charges are expected to be recorded in the first quarter of fiscal year 2025.

The estimated charges disclosed above in connection with the restructuring plan and workforce reduction and the timing thereof are subject to assumptions and actual results may differ materially from the estimates.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 regarding future events or the Company’s future performance that involve certain contingencies and uncertainties. The forward-looking statements include, without limitation, statements regarding the Company’s business plans and strategies, the timing, implementation, effect, and potential impact of the Company’s restructuring plan and workforce reduction, the charges expected to be incurred in connection with the Company’s restructuring plan and workforce reduction, and the Company’s expected total cash and cash equivalents, restricted cash and cash equivalents, and short-term investments. These forward-looking statements are not guarantees of future performance, and all forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, the risk that the Company’s restructuring plan and workforce reduction will not result in the intended benefits or savings; the risk that the Company’s restructuring plan and workforce reduction will result in unanticipated costs, including but not limited to additional charges and/or higher than expected severance and employee termination benefits costs; the Company’s ability to successfully implement its restructuring plan during the expected timeframe; and the other risks set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2024. The forward-looking statements contained herein speak only as of the date of this Current Report on Form 8-K. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement contained herein to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

Item 9.01.Financial Statements and Exhibits.

Exhibit No.	Description

99.1	FuelCell Energy, Inc. Press Release, dated November 15, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: November 15, 2024	By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President, Chief Financial Officer, and Treasurer